Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260387 and 333-267763) and Form S-8 (No. 333-261563, 333-264160, 333-268055, and 333-271126) of Shapeways Holdings, Inc. (the “Company”), our report dated March 28, 2024, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern relating to the consolidated financial statements, which appear in this Form 10-K.
/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey
March 28, 2024